                                                                      EXHIBIT 11

                     COMPUTATION OF NET EARNINGS PER SHARE
            (Amount in thousands, except share and per share data)

                                                                 Three months ended
                                                             ------------------------
                                                                Oct 25         Oct 27
                                                                 1996           1995
                                                             ---------      ---------
Primary:
  Average number of shares of common
    stock outstanding                                        5,351,931      5,351,931
  Additional shares assuming exercise of
    dilutive stock options                                       2,504          4,072
                                                             ---------      ---------
      Total                                                  5,354,435      5,356,003
                                                             ---------      ---------
                                                             ---------      ---------

      Net earnings                                                 $88           $478
                                                                   ---           ----
                                                                   ---           ----

      Per share amount                                           $0.02          $0.09
                                                                 -----          -----
                                                                 -----          -----

Fully Diluted:
  Average number of shares of common
    stock outstanding                                        5,351,931      5,351,931
  Additional shares assuming exercise of
    dilutive stock options                                       2,504          4,072
                                                             ---------      ---------
      Total                                                  5,354,435      5,376,003
                                                             ---------      ---------
                                                             ---------      ---------

      Net earnings                                                 $88           $478
                                                                   ---           ----
                                                                   ---           ----

      Per share amount                                           $0.02          $0.09
                                                                 -----          -----
                                                                 -----          -----


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